UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

Commission File Number: 333-151684

GMS Capital Corp.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	26-1094541 (I.R.S. Employer Identification No.)

5925 Monkland Ave. Suite 202, Montreal, Quebec H4A1G7 Canada (Address of principal executive offices) (514) 287-0103 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On March 9, 2012, Metratech Business Solutions Inc. and Marcel Coté (collectively, the “Sellers”) entered into and closed a stock purchase agreement (the “Stock Purchase Agreement”) with 7776446 Canada Inc. doing business as Cosmera Inc., a Canadian corporation (the “Purchaser”), pursuant to which the Purchaser purchased an aggregate of 3,574,920 shares of common stock (the “Shares”) from the Sellers in exchange for $250,000.  The Shares represent approximately 66.63% of the Registrant’s issued and outstanding common stock.

Metrakos has resigned from all of his officer positions of the Registrant as further disclosed in Item 5.02 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2012, Metrakos resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Registrant, effective immediately, and as the Sole Director of the Registrant, effective following the mailing of the Information Statement as described below.  Metrakos, as Sole Director of the Registrant, appointed Caroline Coulombe to serve as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director effective immediately.

The resignation of Mr. Metrakos as a Director will become effective on the tenth day following the mailing of an information statement (the “Information Statement”) to the Registrant’s stockholders in compliance with the requirements of Section 14f-1 of the Exchange Act of 1934, as amended (the “Exchange Act”). The Information Statement is expected to be mailed to our stockholders on or about March 15, 2012.

Caroline Coulombe, is the President, Chief Executive Officer Chief Financial Officer, Secretary, Treasurer and a Director of GMS Capital Corp.  From March 2012 to August 2007, Mrs. Coulombe was founder and CEO of Nacara Montreal Inc. and from August 2007 to December 1999, Mrs. Coulombe was founder and CEO of Nacara Cosmetics Inc.  Mrs. Coulombe has over 19 years in the cosmetics industry, having served in managerial and executive capacities for a number of cosmetics companies.  Over the years, Mrs. Coulombe has concluded several partnerships with cosmetic companies including many of France's most prestigious companies such as Galeries Lafayette, Marionnaud, Nocibé, Beauty Success. Since 1995, Mrs. Coulombe has served as a Director of Caisse De Mercier Rosemont, a Montreal-based financial institution. From April 2006 to February 2007, Mrs. Coulombe was also a member of a working group on the participation of Black communities in Quebec established by the Minister of Immigration and Cultural Communities of the Quebec Government.  Mrs. Coulombe has also been a founder and member of the Entrepreneurship Committee of the Young Chamber of Commerce of Montreal.  Mrs. Coulombe has a diploma in business administration from L'Université du Québec à Montréal.

The Registrant anticipates entering into an employment agreement with Mrs. Coulombe, the terms of which will be disclosed when available, pursuant to which Mrs. Coulombe is expected to receive a salary and/or stock based compensation.   Mrs. Coulombe does not currently own any shares of the Registrant’s common stock.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

17.1	Resignation of George Metrakos as Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 14, 2012	GMS Capital Corp.

	By:	/s/ Caroline Coulombe
Caroline Coulombe
President, Chief Executive Officer, Chief Financial Officer